Exhibit 5.1

November 27, 2019

The Board of Directors

SG Blocks, Inc.
195 Montague Street, 14th Floor
Brooklyn, New York 11201

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as U.S. securities counsel to SG Blocks, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration by the Company of up to $5,906,250 of securities consisting of (i) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), (ii) shares of Common Stock issuable upon conversion of the Series B Preferred Stock (“Preferred Conversion Shares”), (iv) warrants to purchase shares of Common Stock of the Company to be issued to the representative of the several underwriters (the “Representative’s Warrant”) as additional compensation pursuant to the Underwriting Agreement (as defined below), and (v) shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”). The Shares, the Series B Preferred Stock, the Preferred Conversion Shares, the Representative’s Warrants and the Representative’s Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters named therein (the “Underwriters”), the form of which will be filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable, including, but not limited to: (i) the Registration Statement; (ii) the Underwriting Agreement; (iii) the Company’s Amended and Restated Certificate of Incorporation, as amended; (iv) the Certificate of Designation of the Series B Convertible Preferred Stock; (v) the Company’s Amended and Restated Bylaws, as currently in effect; (vi) the Representative’s Warrants; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Representative’s Warrants, the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America.

SG Blocks, Inc.

November 27, 2019

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable; (ii) the shares of Series B Convertible Preferred Stock have been duly authorized for issuance and, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Preferred Conversion Shares have been duly authorized for issuance and, when issued upon conversion of the shares of Series B Convertible Preferred Stock, will be validly issued, fully paid and non-assessable; (iv) the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrant, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iv) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP
Gracin & Marlow, LLP